EXHIBIT 99.1

April 15, 2020

EOG Resources to Hold Virtual-Only 2020 Annual Stockholders Meeting

HOUSTON - EOG Resources, Inc. (EOG) today announced that EOG’s Board of Directors has changed the company’s 2020 annual meeting of stockholders (Annual Meeting) from in-person to virtual-only.

The Annual Meeting will be held on Thursday, April 30, 2020, at 2:00 p.m. Central time (3:00 p.m. Eastern time) via live webcast. Stockholders may access the live webcast of the Annual Meeting at www.virtualshareholdermeeting.com/EOG2020. Stockholders will not be able to attend the Annual Meeting in person.

Stockholders as of the close of business on March 6, 2020, the record date for the Annual Meeting, will be entitled to participate and vote at the Annual Meeting by entering the 16-digit control number found on their proxy card, voting instruction form or notice. Stockholders will also be able to submit questions during the Annual Meeting via the meeting website.

Stockholders are encouraged to vote and submit their proxies in advance of the Annual Meeting by one of the methods described in the proxy materials. If a stockholder has already voted, no additional action is required.

Virtual-Only 2020 Annual Stockholders Meeting
Thursday, April 30, 2020, 2:00 p.m. Central time (3:00 p.m. Eastern time)
The Annual Meeting can be accessed at www.virtualshareholdermeeting.com/EOG2020.
Technical assistance will be available for those attending the meeting.

Proxy Statement and Annual Report
The proxy statement for the Annual Meeting and EOG’s 2019 annual report are available at www.proxyvote.com. These materials are also available on EOG’s website at http://investors.eogresources.com/Investors. For additional information regarding accessing and participating in the virtual meeting, please refer to EOG’s supplemental proxy materials filed with the United States Securities and Exchange Commission on April 15, 2020.

About EOG
EOG Resources, Inc. (NYSE: EOG) is one of the largest crude oil and natural gas exploration and production companies in the United States with proved reserves in the United States, Trinidad, and China. To learn more visit www.eogresources.com.

Investor Contacts
David Streit 713-571-4902
Neel Panchal 713-571-4884

Media and Investor Contact
Kimberly Ehmer 713-571-4676